By Design, Inc.

NUMBER

SHARES

INCORPORATED UNDER THE LAWS OF THE STATE OF NEVADA
AUTHORIZED: 50,000,000 COMMON SHARES, $.001 PAR VALUE

SEE REVERSE FOR
CERTAIN DEFINITIONS

CUSIP 12430M106

This Certifies That

Specimen

Is The Owner Of

FULLY PAID AND NON-ASSESSABLE COMMON SHARES, $.001 PAR VALUE OF

By Design, Inc.

transferable on the books of this Corporation in person or by attorney upon surrender of this Certificate duly endorsed or assigned. This Certificate and the shares represented hereby are subject to the laws of the State of Nevada, and to the Articles of Incorporation and Bylaws of the Corporation, as now or hereafter amended. This Certificate is not valid until countersigned by the Transfer Agent.

In Witness Whereof, *the Corporation has caused this Certificate to be signed by the facsimile signatures of its duly authorized officers and to be sealed with the facsimile seal of the Corporation.*

Dated:

By Design, Inc. CORPORATE SEAL NEVADA

PRESIDENT

SECRETARY

COUNTERSIGNED:
CORPORATE STOCK TRANSFER, INC.
3200 Cherry Creek South Drive, Suite 430, Denver, CO 80209

By: ____________________
Transfer Agent and Registrar Authorized Officer